LIMITED POWER OF ATTORNEY
This Limited Power of Attorney (this “Power of Attorney”) is made and effective as of February 11, 2026.
1. Appointment.
One Planet Group, LLC, a Delaware limited liability company (“OPG”), and Payam Zamani, an individual (“Zamani” and together with OPG, the “Principals”), hereby appoint Brent Wadman, General Counsel of Inspirato Inc., as their true and lawful attorney-in-fact (the “Attorney-in-Fact”), with full power of substitution and resubstitution, solely for the limited purposes set forth below.
2. Scope of Authority.
The Attorney-in-Fact is authorized, in the name and on behalf of each Principal, to:
(a) prepare, execute, acknowledge, deliver, and file with the U.S. Securities and Exchange Commission (“SEC”) any and all Schedules 13D, amendments to Schedule 13D, and any related exhibits or other documents required to be filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
(b) sign any such Schedule 13D or amendment thereto on behalf of the applicable Principal; and
(c) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the Attorney-in-Fact, may be necessary or appropriate to effectuate the intent of this Power of Attorney, including making electronic filings through the SEC’s EDGAR system.
3. Limitation.
This Power of Attorney is strictly limited to the matters described in Section 2 above and does not authorize the Attorney-in-Fact to act on behalf of the Principals for any other purpose.
4. Ratification.
Each Principal hereby ratifies and confirms all lawful acts that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney.
5. Term; Revocation.
This Power of Attorney shall remain in full force and effect until revoked in writing by the applicable Principal; provided, however, that any such revocation shall not affect actions taken by the Attorney-in-Fact prior to receipt of written notice of such revocation.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Limited Power of Attorney as of the date first written above.

ONE PLANET GROUP, LLC

By: /s/ Tatevik Davtyan _
Name: Tatevik Davtyan
Title: Secretary

PAYAM ZAMANI

/s/ Payam Zamani______________
Payam Zamani